Exhibit 21

PARENT

First Financial Holdings, Inc.

Subsidiaries (a)	Percentage of Ownership	Jurisdiction or State of Incorporation

First Federal Savings and Loan Association of Charleston	100%	United States
First Southeast Insurance Services, Inc.	100%	South Carolina
Kimbrell Insurance Group, Inc.	100%	South Carolina
First Southeast Investor Services, Inc.	100%	South Carolina
Kinghorn Insurance Services, Inc (c)	100%	South Carolina
The Carolopolis Corporation (b)	100%	South Carolina
Johnson Insurance Associates, Inc. (c)	100%	South Carolina
Benefit Administrators, Inc. (c)	100%	South Carolina
Broad Street Holdings, Inc. (b)	100%	Virginia
Broad Street Investments, Inc. (e)	100%	North Carolina
First Southeast Fiduciary and Trust Services, Inc. (b)	100%	South Carolina
First Southeast Reinsurance Co., Inc. (f)	100%	Vermont
First Reinsurance Holdings, Inc. (b)	100%	South Carolina
Peoples Financial Corporation of the Pee Dee (b)	100%	South Carolina
Edisto Corporation of Oristo (b)	100%	South Carolina
The Kimbrell Company, Inc. (d)	100%	South Carolina
The Kimbrell Company, Inc./Florida (d)	100%	Florida
Preferred Markets, Inc. (d)	100%	South Carolina
Preferred Markets, Inc./Florida (d)	100%	Florida
Atlantic Acceptance Corporation (d)	100%	South Carolina
Port City Ventures, LLC (b)	100%	South Carolina
Great Atlantic Mortgage (g)	51%	Delaware

(a)	The Operations of the Company’s wholly-owned subsidiaries are included in the Company’s consolidated financial statements.
(b)	Second-tier subsidiaries of the registrant. Wholly-owned by First Federal Savings and Loan Association of Charleston.
(c)	Second-tier subsidiaries of the registrant. Wholly-owned by First Southeast Insurance Services, Inc.
(d)	Second-tier subsidiaries of the registrant. Wholly-owned by Kimbrell Insurance Group, Inc.
(e)	Third-tier subsidiary of the registrant. Wholly-owned by Broad Street Holdings, Inc.
(f)	Third-tier subsidiary of the registrant. Wholly-owned by First Reinsurance Holdings, Inc.
(g)	Second-tier subsidiaries of the registrant. Majority-owned by First Federal Savings and Loan Association of Charleston.